Exhibit 99.1

For Immediate Release

CPG Posts Third Quarter Results

Friday, November 13, 2009

CPG International Inc. (CPG) a leading manufacturer of premium, low maintenance building products for residential, commercial, and industrial markets today announced third quarter 2009 financial results. CPG’s products include AZEK Trim, AZEK Deck, AZEK Porch, AZEK Moulding, and AZEK Rail for residential housing markets and bathroom and locker systems sold under the brand names Comtec Industries, Hiny Hider and TuffTec, used in commercial building markets.

“Despite a continuing difficult demand environment in the third quarter, our earnings and liquidity position continued to improve,” said Eric Jungbluth, CPG’s President and Chief Executive Officer. “Deterioration in our end markets, particularly in the commercial market, was only partially offset with the launch of a new line of dark colors for AZEK Deck. As we look forward, we continue to focus our efforts on improved operating efficiencies as well as new product development and key sales and marketing initiatives that will benefit our market position when our end markets recover.”

Third Quarter Highlights

•

Third quarter sales were $78.4 million, down 13.7% from the third quarter 2008. Growth at AZEK Deck only partially offset the effects of a declining housing market and softness in industrial and commercial markets.

•	Gross margin increased to 35.8% from 25.3% in the third quarter of 2008 driven by lower material costs and improved operating efficiencies.

•	Net income was $6.0 million for the third quarter of 2009, up from net income of $0.6 million in the third quarter of 2008.

•	EBITDA increased 26.5% from 2008 to $19.5 million in the third quarter. Adjusted EBITDA was $20.0 million in the third quarter of 2009, up from $16.6 million in the third quarter of 2008.

Year-to-Date Highlights

•

Sales for the first nine months of 2009 were $222.2 million, down 14.7% from 2008. Growth at AZEK Deck only partially offset the effects of a declining housing market and softness in industrial and commercial markets.

•	Gross margin increased to 35.2% in the first nine months of 2009 from 25.1% driven by lower material costs and improved operating efficiencies.

•	Net loss, inclusive of goodwill impairment charges of $14.4 million, was $(1.0) million for 2009, compared to a net loss of $(0.1) million in 2008.

•

EBITDA, inclusive of $14.4 million of goodwill impairment charges, decreased to $39.0 million year-to-date in 2009. Adjusted EBITDA, excluding the goodwill impairment charges and other adjustments, was $55.5 million in the first nine months of 2009, up from $45.2 million in the first nine months of 2008.

EBITDA Guidance

(See the accompanying financial schedules for full financial details and a reconciliation of non-GAAP financial measures to their GAAP equivalents.)

CPG increased earnings guidance for 2009 with Adjusted EBITDA of $55 million to $60 million. Scott Harrison, Executive Vice President and Chief Financial Officer, said “Based on our financial performance to date, we are increasing our guidance to $55 million to $60 million. Although the markets remain depressed, efficiencies and material costs should offset lower revenue levels in the fourth quarter.”

Investor Call

CPG will hold an investor conference call to discuss Third Quarter 2009 financial results at 10 AM Eastern time on November 13, 2009. Eric Jungbluth, President and Chief Executive Officer and Scott Harrison, Executive Vice President and Chief Financial Officer, will host the call.

To access the conference call, please dial (866) 315-3365, and use conference ID code 38122726. An encore presentation will be available for one week after the completion of the call. In order to access the encore presentation, please dial (800) 642-1687 or (706) 645-9291, and use the conference ID code 38122726.

Forward-looking Statements

Statements in this investor release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance, guidance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to CPG on the date this release was submitted. CPG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to CPG’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, the commercial building industry, raw material prices, competition, the economy and the financial markets. CPG may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of CPG’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

About CPG International

Headquartered in Scranton, Pennsylvania, CPG International is a manufacturer of market-leading brands of highly engineered, premium, low-maintenance, building products for residential and commercial markets designed to replace wood, metal and other traditional materials in a variety of construction applications. The Company’s products are marketed under several brands including AZEK® Trim and Moulding, AZEK® Deck, AZEK® Rail, Santana Products, Comtec Industries, Capitol, TuffTec™, Hiny Hider® and Celtec®, as well as many other brands. For additional information on CPG please visit our web site at www.cpgint.com.

Financial Schedules

CPG International Inc. and Subsidiaries

Consolidated Balance Sheets

September 30, 2009 and December 31, 2008

(unaudited)

(dollars in thousands)

	September 30,	December 31,
	2009	2008
ASSETS:
Current assets:
Cash and cash equivalents	$43,369	$22,586
Receivables:
Trade, less allowance for doubtful accounts of $1,466 and $1,660 in 2009 and 2008, respectively	27,675	17,404
Inventories	27,588	33,664
Deferred income taxes—current	3,413	2,579
Prepaid expenses and other	1,879	5,078
Total current assets	103,924	81,311
Property and equipment—net	85,616	93,451
Goodwill	246,715	260,004
Intangible assets —net	93,823	96,610
Deferred financing costs—net	5,624	7,345
Other assets	298	184
Total assets	$536,000	$538,905

LIABILITIES AND SHAREHOLDER’S EQUITY:
Current liabilities:
Accounts payable	$19,563	$11,981
Current portion of capital lease	499	1,940
Current portion of long-term debt obligations	250	5,250
Accrued interest	6,477	14,413
Accrued rebates	3,366	3,553
Accrued expenses	11,449	8,674
Total current liabilities	41,604	45,811
Deferred income taxes	35,874	34,640
Capital lease obligation—less current portion	5,059	5,053
Long-term debt—less current portion	302,053	302,010
Accrued warranty	3,772	3,853
Other liabilities	610	612
Commitments and contingencies
Shareholder’s equity:
Common shares, $0.01 par value: 1,000 shares authorized; 10 issued and outstanding at September 30,
2009 and December 31, 2008	—	—
Additional paid-in capital	212,082	211,941
Accumulated deficit	(53,568)	(52,593)
Note receivable – CP Holdings	(8,847)	(7,349)
Accumulated other comprehensive loss	(2,639)	(5,073)
Total shareholder’s equity	147,028	146,926
Total liabilities and shareholder’s equity	$536,000	$538,905

CPG International Inc.

and Subsidiaries

Consolidated Statements of Operations

Three Months Ended September 30, 2009 and 2008

(unaudited)

(dollars in thousands)

	Three	Three
	Months Ended	Months Ended
	September 30,	September 30,
	2009	2008
Net sales	$78,404	$90,856
Cost of sales	(50,304)	(67,837)
Gross margin	28,100	23,019
Selling, general and administrative expenses	(14,147)	(13,662)
Loss on disposal of property	(19)	—
Operating income	13,934	9,357

Other income (expenses):
Interest expense	(7,659)	(8,556)
Interest income	23	160
Miscellaneous – net	7	78
Foreign currency gain	224	—
Total other expenses-net	(7,405)	(8,318)
Income before income taxes	6,529	1,039
Income tax expense	(553)	(414)
Net income	$5,976	$625

CPG International Inc.

and Subsidiaries

Consolidated Statements of Operations

Nine Months Ended September 30, 2009 and 2008

(unaudited)

(dollars in thousands)

	Nine	Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2009	2008
Net sales	$222,178	$260,391
Cost of sales	(143,881)	(195,072)
Gross margin	78,297	65,319
Selling, general and administrative expenses	(41,050)	(39,244)
Loss on disposal of property	(143)	—
Impairment of goodwill	(14,408)	—
Operating income	22,696	26,075

Other income (expenses):
Interest expense	(23,798)	(26,823)
Interest income	76	349
Miscellaneous – net	(14)	127
Foreign currency loss	350	—
Total other expenses-net	(23,386)	(26,347)
Loss before income taxes	(690)	(272)
Income tax (expense) benefit	(285)	151
Net loss	$(975)	$(121)

CPG International Inc. and Subsidiaries

Calculation of Earnings before Interest, Taxes, Depreciation and Amortization

Three Months Ended September 30, 2009 and 2008

(unaudited)

(dollars in thousands)

	Three	Three
	Months Ended	Months Ended
	September 30,	September 30,
	2009	2008
Net income	$5,976	$625
Interest expense, net	7,636	8,396
Income tax expense	553	414
Depreciation and amortization	5,332	5,982
EBITDA	$19,497	$15,417

Reconciliation to Adjusted EBITDA:
EBITDA	$19,497	$15,417
Non-recurring items:
Composatron non-recurring/acquisition costs	–	196
Relocation and hiring costs	37	349
Severance costs	30	40
Loss on disposal of fixed assets	19	–
Management fee and expenses	454	399
Non-cash compensation charge	15	103
Registration expenses related to Notes	(85)	46
Adjusted EBITDA	$19,967	$16,550

CPG International Inc. and Subsidiaries

Calculation of Earnings before Interest, Taxes, Depreciation and Amortization

Nine Months Ended September 30, 2009 and 2008

(unaudited)

(dollars in thousands)

	Nine	Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2009	2008
Net loss	$(975)	$(121)
Interest expense, net	23,722	26,474
Income tax expense (benefit)	285	(151)
Depreciation and amortization	15,996	15,971
EBITDA	$39,028	$42,173

Reconciliation to Adjusted EBITDA:
EBITDA	$39,028	$42,173
Non-recurring items:
Impairment of goodwill	14,408	–
Composatron non-recurring/acquisition costs	–	346
Relocation and hiring costs	110	659
Severance costs	367	165
Settlement charges	–	26
Management fee and expenses	1,345	1,467
Non-cash compensation charge	50	103
Loss on disposal of fixed assets	143	–
Registration expenses related to Notes	26	238
Adjusted EBITDA	$55,477	$45,177